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                                                                   Exhibit 23.01


                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Citigroup Inc.:

We consent to the incorporation by reference in the Registration Statements on:

o    Form S-3     Nos. 33-49280, 33-55542, 33-56940, 33-68760, 33-51101,
                  33-62903, 33-63663, 333-04809, 333-12439, 333-27155,
                  333-37992, 333-42575, 333-44549, 333-49442, 333-51201,
                  333-68949, 333-68989, 333-90079, 333-57364; and 333-75554

o    Form S-8     Nos. 33-29711, 33-38109, 33-39025, 33-43883, 33-47437,
                  33-50206, 33-51201, 33-51353, 33-51769, 33-51783, 33-52027,
                  33-52029, 33-64985, 33-28110, 33-52601, 333-00983, 333-02809,
                  333-02811, 333-12697, 333-25603, 333-38647, 333-41865,
                  333-49124, 333-51030, 333-56589, 333-65487, 333-77425,
                  333-94905, 333-46268, 333-58452, 333-58460, 333-58458; and
                  333-63016

of Citigroup Inc. of our report dated January 17, 2002, with respect to the consolidated statement of financial position of Citigroup Inc. and subsidiaries ("Citigroup") as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, which report is included in the annual report and Form 10-K of Citigroup Inc. for the year ended December 31, 2001. Our report refers to changes, in 2001, in Citigroup's methods of accounting for derivative instruments and hedging activities, accounting for interest income and impairment on purchased and retained beneficial interests in securitized financial assets, and accounting for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001. Also, in 1999, Citigroup changed its methods of accounting for insurance-related assessments, accounting for insurance and reinsurance contracts that do not transfer insurance risk, and accounting for the costs of start-up activities.




/s/ KPMG
New York, New York
March 12, 2002